UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 27, 2011
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 27, 2011, GTJ REIT, Inc. (the “Company”) and each of its wholly-owned subsidiaries, ShelterClean, Inc. (“ShelterClean”) and MetroClean Express Corp. (“MCE”), entered into separate asset purchase agreements with Triangle Services, Inc. (the “Purchaser”) for the sale of substantially all of the assets and business of ShelterClean and MCE to Purchaser.

The ShelterClean Agreement

The Company, ShelterClean and Purchaser entered into an Asset Sale and Purchase Agreement providing for the sale of substantially all of ShelterClean’s assets and business to Purchaser (the “ShelterClean Agreement).  Under the ShelterClean Agreement, ShelterClean will receive the following payments from Purchaser: (i) an amount (the “ShelterClean Receivables Payment”) equal to 80% of the face value, as of the Effective Time (as defined in the ShelterClean Agreement), of the trade accounts receivable that are not outstanding for more than 90 days as of the Effective Date, (ii) $35,000, representing payment for certain security deposits assigned to Purchaser, and (iii) $68,750, as payment for vehicles, machinery and equipment.  The payments in (i), (ii) and (iii) above will be reduced by an amount equal to 100% of all pre-billed amounts received by ShelterClean for which no expense has been incurred by ShelterClean.

As additional consideration, Purchaser shall pay ShelterClean 50% of the amount by which Purchaser’s collections on the trade accounts receivable described in (i) above exceeds the ShelterClean Receivables Payment.

In the event a new customer contract with an existing customer is executed by the Purchaser on certain specified terms within six (6) months following the date of the ShelterClean Agreement, then Purchaser will pay ShelterClean $72,000, payable in 12 equal installments of $6,000 per month.

Purchaser will pay ShelterClean $65,625, as payment for the assignment of a specified customer contract, payable in 12 equal installments of $5,468.75 per month, provided, however, if such contract terminates prior to the end of its term then all unpaid installments will be reduced by 50%.

Purchaser will also assume certain liabilities of ShelterClean as specified in the ShelterClean Agreement.  The ShelterClean Agreement contains usual and customary representations and warranties of the parties, conditions to closing and indemnification obligations.

It is anticipated that a closing of the transactions contemplated under the ShelterClean Agreement will occur on or before January 15, 2012.

MCE Agreement

The Company, MCE and Purchaser entered into an Asset Sale and Purchase Agreement providing for the sale of substantially all of MCE’s assets and business to Purchaser (the “MCE Agreement”).  As consideration for the foregoing, MCE will receive the following payments from Purchaser: (i) an amount (the “MCE Receivables Payment”) equal to 80% of the face value of the trade accounts receivable which are not more than 90 days outstanding, as of the Effective Time (as defined in the MCE Agreement), and (ii) an amount equal to $276,250, as payment for vehicles, machinery and equipment.  The payments in (i) and (ii) above shall be reduced by an amount equal to 100% of all prebilled amounts received by MCE for which no expense has been incurred by MCE.

As additional consideration for the sale of assets under the MCE Agreement, Purchaser shall pay MCE 50% of the amount by which the collections by the Purchaser on the trade accounts receivable described in (i) above exceed the MCE Receivables Payment.

It is anticipated that a closing of the transactions contemplated under the MCE Agreement will occur on or before January 20, 2012.

Purchaser will also assume certain liabilities of MCE as specified in the MCE Agreement.  The MCE Agreement contains usual and customary representations and warranties of the parties, conditions to closing and indemnification obligations.

THE FOREGOING IS A SUMMARY OF THE MATERIAL TERMS OF THE SHELTERCLEAN AGREEMENT AND MCE AGREEMENT (COLLECTIVELY, THE “AGREEMENTS”) AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF EACH OF THE AGREEMENTS.  THE COMPANY INTENDS TO FILE THE AGREEMENTS AS EXHIBITS TO ITS NEXT ANNUAL REPORT ON FORM 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2012	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer